UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, we appointed Ronald V. DaVella as a director of our company.  We also appointed Mr. DaVella as a member of our audit committee (and as chair of our audit committee) and our compensation committee.

Ronald "Ron" DaVella is a seasoned financial expert and director, with extensive experience serving on various boards and offering financial advisory services to a wide range of industries. His background demonstrates his expertise in financial oversight, governance, and executive leadership.

Mr. DaVella retired from Deloitte as a partner in July 2014 after 34 years of service including 25 years as a partner. Since November 2014, Mr. DaVella has been a valued member of The Joint Corp.'s board of directors, where he chairs the audit committee and serves on the nominating and governance committee. He has simultaneously held positions on multiple boards, including Delta Dental of AZ, where he's been a board member and director since August 2020, serving as vice chairman, chairman of the audit and investment committee, and a member of the executive and compensation committee.

Mr. DaVella's portfolio further expanded in November 2020 when he joined Mobile Holding Properties, LLC as a board member and director, a role he held until January 2022. In January 2021, he began serving as a financial advisor for NorthStar Engineering Group, and later, in June 2022, he added Universal Health Group to his roster as a financial advisor, board member, and director. Multiomics and Industrial Succession Corp (formerly Manufacturing Succession Corp) also have benefited from his financial advisory expertise since July 2022. Additionally, Mr. DaVella has served as the chairman of the strategic advisory board for AURA Ventures since April 2020.

Beyond his board and advisory roles, Mr. DaVella has held leadership positions in various companies including as CFO for NanoFlex Power Corp., from May 2017 to March 2019, and as owner of Katherine's Lashes, LLC, an Amazing Lash Studios franchisee, in Chandler, AZ, from August 2015 to February 2019. Mr. DaVella formerly served as executive vice president of finance of our company from May 1, 2019 to January 1, 2020.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. DaVella since April 1, 2020 or any currently proposed transaction with Mr. DaVella in which we were or will be a participant and where the amount involved exceeds $120,000, being the lesser of $120,000 or one percent of the average of our total assets at our year end for the last two completed fiscal years, and in which Mr. DaVella had or will have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure.

A copy of our news release dated March 21, 2023 is being furnished herewith as Exhibit 99.1

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this current report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

99.1	News Release dated March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Frank Chessman

Frank Chessman

Chief Executive Officer

March 21, 2023